EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the filing with the Securities and Exchange Commission of the Annual Report of Infinity Property and Casualty Corporation (the “Company”) on Form 10-K for the period ended December 31, 2010 (the “Report”), each of the undersigned officers of the Company, certifies, pursuant to 18 U.S.C. Section 1350, that to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 25, 2011	BY:	/s/ JAMES R. GOBER
Date		James R. Gober
Chief Executive Officer

February 25, 2011	BY:	/s/ ROGER SMITH
Date		Roger Smith
Chief Financial Officer